UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   November 23, 2010

CHINA SKY ONE MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-26059	87-0430322
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

No. 2158, North Xiang An Road, Song Bei District, Harbin, People’s Republic of China 150028
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:    86-451-87032617 (China)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

As of November 23, 2010, China Sky One Medical, Inc. (the “Company”) issued an aggregate of 149,688 shares of it’s common stock (the “Shares”) to 28 recipients (the “Recipients”) under the Company’s 2006 Stock Incentive Plan.  The Shares were issued in consideration for services rendered by the Recipients to the Company, and were valued at a price of $7.34 per share, the last reported closing price of shares of the Company’s common stock on the Nasdaq Global Select Market as of the date of issuance.

The Company believes that the issuance of the Shares in these transactions is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), and/or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosure set forth under Item 3.02 above, which disclosure is incorporated herein by reference.  Included among the Recipients are certain executive officers and directors of the Company, as follows:

Name	Title	Number of Shares
Liu Yan-qing	President, Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	37,374
Han Xiao-yan	Vice Chairman and Director	28,654
Pan Hong-yu	Chief Financial Officer and Treasurer (principal financial and accounting officer)	1,500
Hao Yu-bo	Vice President, Secretary and Director	12,458
William Wei Lee	Independent Director	2,076
Zhao Jie	Independent Director	1,662
Song Chun-fang	Independent Director	1,662
Qian Xu-feng	Independent Director	1,662

The issuances were recommended by unanimous written consent of the Company’s Compensation Committee, and authorized by unanimous written consent of the Company’s Board of Directors, as of November 23, 2010.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K.

Exhibit No.	Description

4.1	2006 Stock Incentive Plan – Incorporated by reference to the Company’s Definitive Information Statement on Schedule 14C, filed on July 6, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SKY ONE MEDICAL, INC.
(Registrant)

Date:	November 30, 2010	By:	/s/ Liu Yan-qing
Liu Yan-qing
Chairman, Chief Executive Officer and President